[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT 10.14, MARKED BY BRACKETS WITH ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                  EXHIBIT 10.14

                               PURCHASE AGREEMENT
                               ------------------

This PURCHASE AGREEMENT (the "Agreement") is made as of the 7th day of August, 2000, by and between CORVIS Corporation ("CORVIS"), a Delaware corporation, and CiDRA Corporation ("VENDOR"), a Delaware corporation.

                                    RECITAL

     CORVIS desires to purchase from VENDOR and VENDOR desires to supply to CORVIS certain components.

     NOW, THEREFORE, in consideration of the representations, warranties, promises, mutual covenants and agreements of the parties contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, CORVIS and VENDOR agree as follows:

                            ARTICLE 1 - DEFINITIONS
                            -----------------------
     Capitalized terms shall have the meanings set forth in Appendix 1 to the Agreement.

                             ARTICLE 2 - PRODUCTS
                             --------------------

     2.1.  Products.  VENDOR shall process and manufacture the products listed
           --------
on Attachment 1 hereto (the "Products") for CORVIS in accordance with such Product's Manufacturing Standards and shall deliver to CORVIS such Products in compliance with the Product Quality Specifications.

     (a) Quantity.  By the seventh business day of each month (the month
         --------
     hereafter being "M"), CORVIS shall provide to VENDOR a twelve-month rolling forecast (the "Rolling Forecast") of deliveries for the twelve-month period commencing at the beginning of the next month. The first month of each Rolling Forecast (hereafter "M+1") shall include the quantity of each product, by product code, to be delivered during M+1 and the target delivery date for each shipment to be made during M+1. The remaining months of each Rolling Forecast (M+2 through M+12) shall contain the quantity of each product by product code which CORVIS anticipates will be delivered during the specified month. The first month of the Rolling Forecast shall represent a [*] to order and CORVIS shall submit a Purchase Order for such amount no later than the seventh business day of M for delivery in the following month (M +1). The forecast issued in M for the second and third month of each Rolling Forecast (M+2 and M+3) shall be partially binding in that in the next subsequent Rolling Forecast (in which M+1 has become M, M+2 has become M+1 and M+3 has become M+2), the quantity of each product, by product code, to be delivered in M+1 and M+2 and the corresponding Purchase Order shall be not less than [*] and [*], respectively, of the quantity forecast in the immediately preceding Rolling Forecast.

                               PURCHASE AGREEMENT
                               ------------------

     (b) Capacity.  VENDOR shall accept Purchase Orders for delivery in M+1 of
         --------
     Products designated in a Rolling Forecast delivered by the seventh business day of M, provided that VENDOR shall not be obligated to deliver more than [*] of the amount specified for that product code for delivery in that month in the immediately preceding Rolling Forecast (in which the month was then M+2). VENDOR shall make commercially reasonable efforts to maintain sufficient capacity to process, manufacture, and deliver to CORVIS, within the delivery times set out in Section 4.2.

     (c) Inventory. VENDOR shall maintain an inventory of each Product equal to
         ---------
     the amount it is required to supply pursuant to Section 2.1(b) for month M+1 of the then current Rolling Forecast and an inventory of materials sufficient to manufacture Products it is required to supply pursuant to
     Section 2.1(b) for months M+2 and M+3 of the then current Rolling Forecast. CORVIS and VENDOR shall meet quarterly to review the quantity of Product ordered by CORVIS and VENDOR's manufacturing capacity for the PRODUCT. By the end of the third month after the effective date of this Agreement, VENDOR shall maintain a safety stock of each product at least equal to [*] of the quantity of such product it is committed to deliver to CORVIS in the month following the end of such three month period. In each subsequent three month period, VENDOR shall increase the safety stock by an additional [*] of the quantity of such product it is committed to deliver to CORVIS in the month following such three month period to a maximum safety stock equal to the quantity of such product it is committed to deliver to CORVIS in the month following such three month period. The inventories are for sole use by Corvis and must be in place at the time of the first shipment and maintained thereafter. VENDOR shall assure that inventories are constantly "refreshed" by utilizing, to the extent possible, Products in inventory to fill current orders.

     (d) Product Report.  VENDOR will provide CORVIS with a periodic report of
         --------------
     the manufacturing capacity utilization, inventory quantities and refreshment rates and current lead times for each Product.

                               PURCHASE AGREEMENT
                               ------------------

     (e) Pricing. The unit price for each Product shall be that set forth in
         -------
     Attachment 1. The unit price set forth in Attachment 1 shall remain in effect for at least one year, unless expressly agreed upon by CORVIS and VENDOR as provided in this Section. VENDOR and CORVIS shall perform a quarterly review of each unit price to ensure CORVIS is receiving the lowest US market price for similar quantities and specifications of each Product and the parties shall negotiate in good faith to adjust the unit pricing contained in Attachment 1 accordingly. VENDOR shall provide CORVIS a unit price during an initial ordering period commencing on the date of the Agreement until June 30, 2001 ("Initial Ordering Period") as set forth in Attachment 1. Thereafter, VENDOR shall provide CORVIS with a discount based on its Rolling Forecast for the 12-month term following the Initial Ordering Period and any 12-month renewal term ("Ordering Periods") of this Agreement. Such discount shall be adjusted, as necessary, every three months based upon the revised Rolling Forecast as provided in Section 2.1(a). Following the Initial Ordering Period, each purchase by Corvis shall be credited towards the deliveries in the Rolling Forecast for an Ordering Period. If CORVIS' orders exceed the Rolling Forecast during an Ordering Period, CORVIS will be granted discounts on orders based on the total annualized volume level achieved. If orders are cancelled, discounts on later orders will be based on the volume of Products actually delivered. CORVIS and VENDOR shall meet every three months to review CORVIS' order levels. If during the first three months or any subsequent three months of any contract year CORVIS has not purchased [*], or has purchased more than [*], of the amount contained in the first Rolling Forecast for such quarter, the price shall be adjusted to the price that would apply based upon four times the actual quantity ordered during such three-month period. If there is a discrepancy between the unit price of any Product listed in Attachment 1 and another correspondence, including purchase orders and order confirmations, the unit price set forth in Attachment 1 shall control, unless amended via an express writing executed by CORVIS and VENDOR.

                               PURCHASE AGREEMENT
                               ------------------

     (f) Product Discontinuance.  VENDOR shall not discontinue any Product
         ----------------------
     unless it gives CORVIS at least six months' notice in writing. In such event, VENDOR shall provide CORVIS with a suggested product replacement at the same time for the remainder of the term of this Agreement. CORVIS shall have the right to substitute the Replacement Product for the Product under this Agreement, at a price to be negotiated by the parties, but in no event more than the price paid for the original Product. If CORVIS elects not to use the suggested replacement product, VENDOR shall offer CORVIS a six-month period beginning the day of the notice of discontinuance within which CORVIS can place orders for the discontinued Product. CORVIS may give a last order ("One Time Buy Order") immediately prior to the end of the six-month period. The One Time Buy Order is non-cancelable, non-reschedulable and non-returnable, except as otherwise provided in this Agreement. Products ordered with the One Time Buy Order will be delivered to CORVIS as agreed to by the parties, but no later than one year after the notice of discontinuance. The One Time Buy Order shall not exceed [*] the average monthly deliveries for the immediately preceding three full months prior to the day of the One Time Buy Order, unless otherwise agreed in writing by VENDOR.

                   ARTICLE III - SPECIFICATIONS AND STANDARDS
                   ------------------------------------------

     3.1  Changes to Specifications.
          -------------------------

     (a) Manufacturing Standards.  Ninety (90) days prior to any proposed
         -----------------------
     implementation of changes to the Manufacturing Standards for any Product, VENDOR shall provide CORVIS with notice of any such proposed modifications for CORVIS' review and VENDOR shall include therewith an assessment of the impact of such modifications on the Product Quality Specifications and pricing of each Product. CORVIS shall respond to any such proposed change within thirty (30) days of its proposed date of implementation. To the extent that such proposed modifications are unacceptable to CORVIS, they shall not be implemented except as provided in Section 2.1(f).

     (b) Product Quality Specifications.  CORVIS may provide VENDOR with written
         ------------------------------
     notice of modifications to the Manufacturing Standards or the Product Quality Specifications of any individual Product. VENDOR shall use commercially reasonable efforts to implement such modifications.

     3.2  Record keeping.  VENDOR shall maintain accurate records of all quality
          --------------
tests, processing activities, monitoring of process steps, and Product quality tests for a period of at least three years. CORVIS shall have the right upon request to inspect such records, and to obtain a copy of such records.

                               PURCHASE AGREEMENT
                               ------------------

     3.3  Inspection.  Authorized representatives of CORVIS shall have the
          ----------
right, upon reasonable notice to VENDOR and during normal business hours, to enter VENDOR's facility and to inspect all areas used for the storage and handling of ingredients, and in the processing, manufacturing, and storage of the Products, to monitor and assure compliance with the Manufacturing Standards and Product Quality Specifications. CORVIS shall also be permitted to review quality reports and statistical process controls related to the manufacturing of Products.

            ARTICLE IV - ORDER, ACCEPTANCE, AND PAYMENT PROCEDURES
            ------------------------------------------------------

     4.1  CORVIS Orders.  CORVIS shall submit Purchase Orders to VENDOR for the
          -------------
quantities of each Product code it is required to purchase pursuant to Section
2.1 (a) and (b). VENDOR agrees to provide an Order Confirmation confirming the shipment dates within 48 hours after receipt of a Purchase Order for orders it is obligated to accept pursuant to Sections 2.1 (a) and (b). Upon acceptance, a Purchase Order shall constitute a binding obligation of the parties subject to the terms of this Agreement. The terms of this Purchase Agreement shall control over any inconsistent terms of any Purchase Order or Order Confirmation issued after the date of this Agreement. Nothing herein obligates VENDOR to accept any terms of a Purchase Order delivered by CORVIS or obligates CORVIS to accept the terms of an Order Confirmation delivered by VENDOR

     4.2  Delivery Times. VENDOR shall use commercially reasonable efforts to
          --------------
deliver the Products within the delivery time frames specified in Purchase Orders issued pursuant to Article 2 of this Purchase Agreement. VENDOR shall deliver 100% of all products ordered under Article 2 within the Delivery Window (5 days early/0 days late). VENDOR agrees to participate in a Vendor Evaluation Program with respect to deliveries under this Agreement. VENDOR shall use commercially reasonable efforts to comply with any request by CORVIS for acceleration of delivery, subject to product inventory and lead time requirements. CORVIS shall also have the right to delay delivery of ordered products by a maximum of thirty (30) days by providing VENDOR not less than ten
(10) days written notice before the target delivery date. Once an order has been delayed, the same order may not be further delayed. Any Product for which CORVIS has requested a delay shall be deemed timely delivered within the Delivery Window. Should VENDOR fail to deliver any Product in accordance with the obligations contained in Article 2 on time within the Delivery Window at least [*] of the time, the minimum purchase percentages contained in Section 2.1(a) shall not apply with respect to such Product.

     4.3  Cancellations.  Subject to the requirements contained in Section 2(a),
          -------------
CORVIS shall have the right to cancel any Purchase Order in whole or in part prior to shipment. In such case, CORVIS shall purchase at fair market value all finished goods, Work-in-process and raw materials that (i) were necessary for and dedicated to the relevant Purchase Order, and (ii) are unique to CORVIS' product and cannot reasonably be utilized by VENDOR for any other purpose. VENDOR must cease production and delivery upon notification of cancellation.

                               PURCHASE AGREEMENT
                               ------------------

     4.4  Point of Delivery.  The Products sold to CORVIS under this Agreement
          -----------------
shall be delivered by VENDOR to CORVIS at the location specified in CORVIS' Purchase Order (the "Point of Delivery"). Products will be shipped FOB VENDOR's shipping point by a carrier selected by VENDOR unless otherwise indicated on the Purchase Order. VENDOR shall be responsible for all shipping charges, and risk of damage or loss shall not pass to CORVIS until delivery at the Point of Delivery. No time periods in this agreement shall begin to run unitl the Products have been received by CORVIS at the Point of Delivery.

     4.5  Packaging.  Products shall be packaged in accordance with CORVIS'
          ---------
specifications and any applicable requirements of the carrier used to deliver such Products. Each Product shall be labeled with relevant part numbers and Purchase Order number.

     4.6  Partial Deliveries.  Should VENDOR be unable to deliver Products
          ------------------
within a delivery schedule established by a given Purchase Order, it shall deliver partial shipments only with CORVIS' consent.

     4.7  Inspection, Acceptance and Rejection.
          ------------------------------------

     (a) Inspection.  All Products shall be inspected by CORVIS following
         ----------
     receipt at the Point of Delivery.

     (b) Rejection.  CORVIS shall have the right to reject any Product that was
         ---------
     not manufactured in compliance with the Manufacturing Standards or that does not comply with the Product Quality Specifications. CORVIS shall inform the VENDOR within a commercially reasonable time, but not longer than 30 days from delivery at the Point of Delivery, of its rejection of any Product, after which time the Products shall be deemed accepted. If CORVIS determines that a shipment or lot of a given Product received from VENDOR contains one or more units that do not conform to the Manufacturing Standards or the Product Quality Standards, CORVIS shall have the right to reject all, some or none of the shipment or lot of such Product containing such defective unit or units. VENDOR shall, at the request of CORVIS, immediately replace the entire shipment or lot, or the part thereof rejected by CORVIS. VENDOR shall use commercially reasonable efforts to issue material return authorizations in an expeditious manner.

     (c) Disposition of Rejected Products.  If CORVIS rejects any Product,
         --------------------------------
     CORVIS shall have the right to either:

       (1) return the rejected Product to VENDOR for credit, refund, or replacement; or

       (2) accept the material as a substandard grade product with an appropriate reduction in price.

     If CORVIS requests replacement of a Product, VENDOR shall promptly ship the replacement Product.

                               PURCHASE AGREEMENT
                               ------------------

     (d) Responsibility for Rejected and Returned Products.  If CORVIS rejects a
         -------------------------------------------------
     Product:

       (1) VENDOR shall, upon notice from CORVIS, make all necessary arrangements for the transportation and return of the rejected Product;

       (2) VENDOR shall be solely responsible for all costs of transportation and other actions necessary to return the rejected material;

       (3) Title to the rejected Product shall be deemed to have been always retained by the VENDOR, and never to have passed to CORVIS;

       (4) VENDOR shall retain all risks of loss, contamination, and liability with respect to shipment and disposition of such rejected Product; and

       (5) VENDOR shall be solely responsible for the proper handling, transportation, storage, treatment and disposal of the rejected material.

     (e) Title; Risk of Loss.   Except as provided in Section (3), title to
         -------------------
     Products shall pass to CORVIS upon delivery of such Products to CORVIS at the Point of Delivery. VENDOR assumes all risks of loss or contamination and liabilities arising from the storage, handling and shipment of products until such time as such Products are delivered to CORVIS at the Point of Delivery.

     4.8  Payment. Payment for Products by CORVIS shall be made net 30 days
          -------
following the later of the receipt of a valid invoice or delivery of such Products to CORVIS at the Point of Delivery.

                               PURCHASE AGREEMENT
                               ------------------

                             ARTICLE V -- WARRANTY
                             ---------------------

     5.1  Product Warranty.  For a period of [*] commencing upon CORVIS'
          ----------------
acceptance of any given Product under this Agreement (the "Warranty Period"), VENDOR warrants that all Products sold hereunder or pursuant hereto, will be free of any claim of any nature by any third person and that VENDOR will convey clear title thereto to CORVIS as provided hereunder. VENDOR warrants that during the Warranty Period each Product delivered pursuant to this Agreement was manufactured in accordance with the Manufacturing Standards, conforms to the Product Quality Specifications and is of good material and workmanship and is free from defects in material, workmanship and programming. Any attempt by VENDOR to limit, disclaim, or restrict any such warranties or any remedies of CORVIS, by acknowledgment or otherwise, in accepting or performing any Purchase Order, shall be null, void, and ineffective without CORVIS' written consent.
The foregoing warranties are exclusive and in lieu of all other warranties, express or implied. WITHOUT LIMITING THE FOREGOING SENTENCE, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR PARTICULAR PURPOSE SHALL NOT APPLY.

     5.2  Warranty Remedy. If any Product is found to be in violation of the
          ---------------
warranty contained in Section 5.1, CORVIS may, in addition to any other rights which it may have under warranties provided or required by law or contained in this Agreement, at its option and at VENDOR's sole cost and expense, (A) correct or have corrected the nonconformity or defect, (B) return any nonconforming or defective Product to VENDOR for correction or replacement, or (C) require VENDOR to inspect the Product and remove nonconforming or defective Product and/or replace with a conforming Product. If CORVIS elects option (C) in the preceding sentence and VENDOR fails promptly to make the necessary inspection, removal and replacement, CORVIS at its option may inspect, remove and/or replace the Products and VENDOR shall bear the cost thereof. Payment by CORVIS of any invoice shall not constitute acceptance of the Products covered by such invoice, and acceptance by CORVIS shall not relieve VENDOR of its warranty or other obligations under this Agreement.

                      ARTICLE VI -- INTELLECTUAL PROPERTY
                      -----------------------------------

     6.1  Warranty and Infringement Indemnity.  VENDOR hereby warrants that the
          -----------------------------------
Products do not infringe any third party intellectual property and VENDOR is entitled to make, have made, use, offer for sale, or sell the Products to CORVIS. VENDOR shall indemnify according to the provisions of this Agreement and defend any action brought against CORVIS that is based on any claim that a Product infringes any third party intellectual property; except, when the infringement claim is based on a CORVIS supplied design. CORVIS shall promptly notify VENDOR in writing of any infringement claim and VENDOR shall have the right to control the defense of all such claims, lawsuits, or proceedings. If an infringement claim is sustained, or CORVIS' use of the Product is enjoined, VENDOR shall either (i) procure the right to continue to make, use, and sell the Product, or (ii) replace or modify the Product to be non-infringing while still conforming to the Product Quality Standards.

                               PURCHASE AGREEMENT
                               ------------------

          6.2      Right to Use. VENDOR hereby grants to CORVIS the right to
                   ------------
use, offer for sale, and sell each Product for its intended purpose under all intellectual property owned or licensed by VENDOR, either solely or jointly, as long as CORVIS continues to purchase Products from VENDOR. If VENDOR is unable to supply a Product to CORVIS as a result of a Force Majeure Event, bankruptcy proceedings, or otherwise, CORVIS shall also have the right to itself manufacture, have made, use, offer for sale to third parties, and sell to third parties each Product for its intended purpose until such time as VENDOR is able to supply the Product in accordance with the terms of this Agreement.

         ARTICLE VII - COMPLIANCE WITH LAWS AND OTHER RESPONSIBILITIES
         -------------------------------------------------------------

     7.1  VENDOR Responsibilities.  VENDOR shall be solely responsible for
          -----------------------
compliance with all Environmental Laws, export laws, and other laws, rules, regulations, Governmental Approvals, and governmental requirements applicable to the manufacturing, storage, transportation and delivery of the Products. The parties acknowledge and agree that VENDOR is the Lesee and operator of VENDOR's facilities, and that all operations of VENDOR's facilities are conducted solely under the direction and control of VENDOR. Nothing in this Agreement is intended or should be construed as indicating that CORVIS has the ability to control the operation of VENDOR's facilities.

     7.2  Safety Information.  VENDOR shall acquire from the supplier of any raw
          ------------------
materials, and make available to CORVIS, all appropriate information, including Material Safety Data Sheets, regarding the properties and characteristics of such materials and procedures for their proper handling, management and disposition. VENDOR shall provide all such information to CORVIS as may be applicable to the Products at time of delivery.

                    ARTICLE VIII -- CONFIDENTIAL INFORMATION
                    ----------------------------------------

     VENDOR and CORVIS acknowledge that each may receive proprietary and confidential information of the other in connection with the execution and performance of this Agreement. Each party agrees not to use or disclose to third parties any Confidential Information supplied to it by the other party as provided in the Bi-lateral Nondisclosure Agreement executed by the parties on March 9, 2000 that shall remain in full force and effect and control the obligations of the parties with respect to Confidential Information exchanged pursuant to this Agreement.

              ARTICLE IX-- REPRESENTATIONS, WARRANTIES, COVENANTS
              ---------------------------------------------------

     9.1  VENDOR Representations, Warranties, and Covenants.  VENDOR represents,
          -------------------------------------------------
warrants, and covenants to CORVIS that:

                               PURCHASE AGREEMENT
                               ------------------

     (a) VENDOR has disclosed to CORVIS any affiliation or association with a CORVIS Competitor, other than as a VENDOR. No CORVIS Competitor holds a Controlling Interest in VENDOR or operates as an affiliate or within the same organization, or has any other relationship with VENDOR that would provide access to information pertaining to VENDOR's relationship with CORVIS. VENDOR shall notify CORVIS immediately if (i) a CORVIS Competitor undertakes or consummates the acquisition of a Controlling Interest in VENDOR, (ii) any agreement is reached under which VENDOR may merge with or otherwise be acquired by a CORVIS Competitor, or (iii) a change occurs in VENDOR's relationship with any CORVIS Competitor that may provide access to information pertaining VENDOR's relationship with CORVIS.

     (b) VENDOR holds and will maintain all required Governmental Approvals necessary to operate VENDOR's facilities involved in performing VENDOR's obligations under this Agreement, including but not limited to, all Governmental Approvals required for (i) the storage, use, processing, manufacture, and shipment of the Products or materials used in the manufacture of the Products, and (ii) the storage, treatment, discharge or disposal of any Regulated Substances or wastes generated by VENDOR's processes or facilities.

     (c) VENDOR shall comply with the requirements of all federal, state and local laws, rules, regulations, ordinances, permits, licenses and other requirements, including without limitation, all Environmental Laws, applicable to the conduct by VENDOR of its business and the performance by VENDOR of its obligations under this Agreement.

     9.2  Insurance.
          ---------

     (a) VENDOR shall obtain and maintain the following insurance coverages for the duration of this Agreement:

       (1) Workers Compensation Insurance as statutorily required; and Employers' Liability Insurance of not less than $500,000 for each accident, $500,000 disease limit per employee, and $500,000 disease limit in the aggregate;

       (2) Commercial general liability insurance, including, but not limited to, product liability insurance, of not less than $2 Million per occurrence, and $4 Million in the aggregate;

       (3) Pollution legal liability insurance, with $1 Million per occurrence and $2 Million in the aggregate; and

       (4) Umbrella insurance coverage with excess coverage limit of not less than $10 Million.

     (b) VENDOR shall provide CORVIS with the appropriate Certificates of Insurance prior to the start of work under this Agreement.

                               PURCHASE AGREEMENT
                               ------------------

     (c) VENDOR shall notify CORVIS of any change in, or cancellation of, any policies listed in this Section. The Certificates of Insurance shall acknowledge and stipulate that any such change or cancellation of an insurance policy listed in this Section shall not be valid as respects CORVIS' interest therein until and unless CORVIS is provided with at least thirty (30) days notice in writing of such change or cancellation.

                               ARTICLE X -- TERM
                               -----------------

     10.1 Term.  Unless otherwise renewed pursuant to Section 10.2 or terminated
          ----
pursuant to Section 10.3, this Agreement shall commence on the date hereof, and shall continue for a term of two years from such date (the "Initial Term").

     10.2 Renewal. CORVIS and VENDOR may by mutual agreement renew this
          -------
Agreement for additional one (1) year terms (each a "Renewal Term") after the expiration of the Initial Term, upon such terms and conditions as the parties may agree. If CORVIS desires to extend the term of this Agreement beyond the end of the Initial Term or any then-current Renewal Term, CORVIS shall provide VENDOR at least forty (40) days prior to the end of such term a written notice of such renewal request together with any proposed changes to the terms and conditions of this Agreement. Within thirty (30) days after receipt of such notice, VENDOR shall notify CORVIS whether it (i) accepts CORVIS' proposal for such proposed Renewal Term, (ii) has a counteroffer for the terms and conditions of the proposed Renewal Term, or (iii) is unwilling to renew this Agreement.

     10.3 Termination.
          -----------

     (a) Special Rights of Termination by CORVIS.  If (i) VENDOR merges with or
         ---------------------------------------
     enters into any agreement to merge with a CORVIS Competitor, (ii) a Controlling Interest in VENDOR is acquired or is being acquired by a CORVIS Competitor, or (iii) a change occurs in VENDOR's relationship with any CORVIS Competitor that may provide access to information pertaining VENDOR's relationship with CORVIS, CORVIS shall have the right, upon written notice to VENDOR, to terminate this Agreement.

     (b) Force Majeure.  If a Force Majeure Event (defined below) prevents
         -------------
     VENDOR from performing its obligations under this Agreement for a period in excess of 30 days, CORVIS shall have the right to terminate this Agreement upon written notice to VENDOR

     (c) Termination for Default.  Either party may terminate this Agreement in
         -----------------------
     the event of a default by the other, as provided in Article 13.

                               PURCHASE AGREEMENT
                               ------------------

                          ARTICLE XI -- FORCE MAJEURE
                          ---------------------------

     11.1 Force Majeure.  Except as provided in Section 11.4, neither party
          -------------
shall be liable for any failure or delay in performance of its obligations under this Agreement due to any of the following conditions: (a) an act of God, hurricane, tornado, epidemic, earthquake, flood, fire, explosion or similar occurrence; (b) an act of the public enemy, war, riot, civil disturbance, or similar occurrence; or (c) the order, injunction or judgment of any court, administrative agency, or governmental body with jurisdiction over the performance of a party's obligations under this Agreement (excepting decisions interpreting federal, state or local taxes), provided that such injunction, order or judgment is not the result of the negligent or willful action or inaction of the party relying thereon (collectively, a "Force Majeure Event").

     11.2 Mitigation.  The party seeking relief from its obligations shall be
          ----------
obligated to take all reasonable steps to mitigate the adverse effect of any such Force Majeure Event.

     11.3 Notice.  Each party affected by a Force Majeure Event shall provide
          ------
prompt notice to the other party of the nature of the Force Majeure Event, its anticipated impact and duration, and the actions being taken to avoid or minimize its effect.

     11.4 Exceptions.
          ----------

     (a) In no event shall a Force Majeure Event relieve a party from liability for its own negligence or willful actions or inaction.

     (b) Neither party shall be excused by a Force Majeure Event from the obligation to pay money due under this Agreement.

                   ARTICLE XII- ASSIGNMENT AND SUBCONTRACTING
                   ------------------------------------------

     12.1 Assignment and Subcontracting by VENDOR.  VENDOR shall not assign,
          ---------------------------------------
subcontract, or delegate any of its obligations hereunder without the prior written consent of CORVIS.

     12.2 Assignment by CORVIS.  CORVIS may not assign any of its rights or
          --------------------
obligations under this Agreement without the prior written consent of VENDOR, which consent shall not be unreasonably withheld; provided, however, that CORVIS may subcontract any part of its obligations, or assign this entire Agreement, to any of CORVIS' majority-owned subsidiaries, by providing written notification to VENDOR of such assignment or subcontract.

                               PURCHASE AGREEMENT
                               ------------------

     12.3 Full Liability.  Notwithstanding any assignment or subcontract by
          --------------
CORVIS permitted by the terms of this Section, or any assignment by CORVIS or VENDOR pursuant to the prior written consent of the other party, each of VENDOR and CORVIS shall remain fully liable for full performance of all of their respective obligations under this Agreement.

                            ARTICLE XIII -- DEFAULT
                            -----------------------

     13.1 Events of Default.  Any one or more of the following shall constitute
          -----------------
an Event of Default hereunder

     (a) A party to this Agreement fails to perform or observe in any material respect any material term, covenant, condition or restriction of this Agreement, and such default shall continue for a period of thirty (30) days after notice in writing thereof is given (unless resulting from a prior failure or breach by the other party);

     (b) The inaccuracy in any material respect of any representation or warranty made by a party herein or in a document or certificate delivered pursuant hereto; or

     (c) A party to this Agreement ceases doing business in the normal course, becomes insolvent, fails generally to pay its debts as they become due, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its assets, invokes the provisions of bankruptcy, insolvency or similar laws or becomes subject to the provisions of bankruptcy, insolvency or similar laws and any proceedings thereunder are not dismissed or stayed within forty-five (45) days of commencement.

     13.2 Remedies Upon Default.  Upon the occurrence of an Event of Default
          ---------------------
as described in Section 13.1 above, the non-defaulting party shall have the right to terminate this Agreement by giving written notice to the defaulting party of its intention to terminate, provided that the specified default is then continuing. Upon such a termination, (a) each party shall make available to the other party any material, tangible or intangible, of the other party then in possession of the party, (b) the parties shall pay to each other all amounts then due and owing, and (c) each party shall promptly return to the other party its Confidential Information. The foregoing remedies are not exclusive, but are in addition to any other rights and remedies provided in this Agreement, by law or in equity.

     13.3 Limitation of Liability.  Except for liability under ARTICLE 6,
          -----------------------
neither party shall be liable for any special, indirect or consequential damages arising in connection with this Agreement, including any loss of profits, regardless of how caused, whether or not either party had been advised of the possibility of such damages or the legal theory or form of course of action under which such damages may be sought.

                               PURCHASE AGREEMENT
                               ------------------

     13.4 Survival of Obligations.  Upon a termination of this Agreement,
          -----------------------
neither party shall be relieved of any obligation or liability accruing hereunder prior to the date of termination. In addition, the obligations of the parties ARTICLES 6, 8 and 14 shall survive termination of this Agreement.

                          ARTICLE XIV- INDEMNIFICATION
                          ----------------------------

     14.1 Indemnification by VENDOR.  VENDOR hereby agrees to defend, indemnify
          -------------------------
and hold harmless the CORVIS Indemnified Parties from and against any and all Claims and Losses arising from or related to: (a) injury to or death of any person or loss of or damage to property caused by VENDOR or VENDOR's Responsible Parties in connection with the performance or nonperformance of VENDOR's obligations under this Agreement, (b) non-compliance by VENDOR with any Environmental Law, (c) any existing Environmental Condition at VENDOR's property or facilities, (d) any Environmental Condition and any pollution or contamination of the environment arising from the storage, treatment, handling, disposal, or release of Regulated Substances at VENDOR's facility, or (e) the sale by VENDOR to CORVIS of Products processed by VENDOR pursuant to this Agreement which do not conform to the specifications set forth in Attachment 2, except to the extent that such Claims or Losses are caused by the negligent or willful action or inaction of CORVIS or CORVIS Responsible Parties.

     14.2 Indemnification by CORVIS.  CORVIS hereby agrees to defend, indemnify
          -------------------------
and hold harmless VENDOR and the VENDOR Indemnified Parties from and against any and all Claims and Losses, resulting from or arising out of: (f) injury to or death of any person or loss of or damage to property caused by CORVIS or CORVIS Responsible Parties, in connection with the performance or nonperformance of CORVIS' obligations under this Agreement, (g) non-compliance by CORVIS with any Environmental Law, (h) any existing Environmental Condition at CORVIS' property or facilities, (i) any Environmental Condition, pollution or contamination of the environment related to the release of Regulated Substances arising from the shipment, handling, storage, or management of the Products while such Products are under the ownership and control of CORVIS, or (j) the sale by CORVIS of the Products, where such Products at the time of delivery to CORVIS conformed to the specifications set forth in Attachment 2, except to the extent that any of such VENDOR Losses are caused by the negligent or willful actions or inaction of VENDOR, its agents, employees, successors and assigns or others for whose actions VENDOR has legal responsibility.

     14.3 Indemnification Limitations and Procedures.
          ------------------------------------------

     (a) (The indemnification obligations of both VENDOR (pursuant to Section 14.1) and CORVIS (pursuant to Section 14.2) are limited to the extent that the amount of any recovery by a VENDOR Indemnified Party or CORVIS Indemnified Party, as the case may be, shall be net of any foreign, federal, state and/or local income tax benefits inuring to the Indemnified Party as a result of the events that entitled the Indemnified Party to recover from the Indemnifying Party.

                               PURCHASE AGREEMENT
                               ------------------

     (b) If any claim, liability, demand, assessment, action, suit or proceeding shall be asserted against an Indemnified Party in respect of which such Indemnified Party proposes to demand indemnification or defense, the Indemnified Party shall promptly notify the Indemnifying Party thereof, provided that the failure to so notify the Indemnifying Party shall not reduce or affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party is materially prejudiced thereby. Any written notice delivered pursuant to this Section shall set forth with specificity the basis of the claim for indemnification or defense and an estimate of the amount thereof.

     (c) Subject to rights of or duties to any insurer or other third person having liability therefor, the Indemnifying Party may, within thirty (30) days following receipt of a notice of a claim under this Section, assume the defense of any such Claim or Loss.

     (d) In the event the Indemnifying Party assumes the defense of such Claim or Loss:

       (1) The Indemnifying Party may engage, at its expense, counsel selected by the Indemnifying Party and approved by the Indemnified Party (which approval shall not be unreasonably withheld). The Indemnified Party may engage separate counsel at the Indemnified Party's sole expense.

       (2) The other party shall cooperate and make available to the Indemnifying Party and its representatives all employees, information, books, and records reasonably necessary or useful in connection with the defense.

       (3) The Indemnifying Party shall have the right to compromise or settle such Claim or Loss, provided that any such compromise or settlement must be approved by the Indemnified Party (which approval shall not be unreasonably withheld).

     (e) If an Indemnifying Party does not elect to assume the defense of a Claim or Loss pursuant to this Article:

       (1) The Indemnified Party shall alone have the right to conduct such defense, and to compromise or settle the Claim or Loss without prior consent of the Indemnifying Party.

       (2) If it is ultimately determined by a court of competent jurisdiction that the Claim or Loss which forms the basis of such judgment or settlement is one that is validly an obligation of the Indemnifying Party who, after notice, elected not to assume the defense, the Indemnifying Party shall be bound by any such judgment or settlement as to the existence and amount of the claim, and the amount of such judgment or settlement shall be conclusively deemed to be a liability on account of which the other party is entitled to be indemnified pursuant to this Article.

                               PURCHASE AGREEMENT
                               ------------------

                           ARTICLE XV -- ARBITRATION
                           -------------------------

     15.1 AAA Arbitration.  If at any time a question or controversy shall arise
          ---------------
between the Parties related to this Agreement upon which the Parties cannot agree, such question or controversy ("Dispute") shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules ("Arbitration Rules") of the American Arbitration Association (as amended and in effect as of February 1, 1984), as modified by the provisions of this Section 15. The arbitration process shall be commenced by the initiating Party giving written notice to the other of its intention to arbitrate ("Demand").

     15.2 Designation of Arbitrator.  One arbitrator or three arbitrators,
          -------------------------
designated by the Parties as follows shall decide the Dispute. If the Parties are able to agree upon a single arbitrator within twenty (20) days after the receiving Party has received the Demand, the Dispute shall be submitted to said single arbitrator. If the Parties are unable to so agree upon a single arbitrator within such period, the Dispute shall be submitted to three arbitrators, chosen as follows. Each Party shall designate an arbitrator and notify the other of its choice within thirty (30) days after the receiving Party has received the Demand. If either Party does not so designate within such thirty (30) days, the American Arbitration Association shall promptly select an arbitrator for the Party in question within ten (10) days after the expiration of such thirty (30) day period. The two arbitrators so chosen shall select a third arbitrator within ten (10) days after both are appointed. If the two arbitrators so chosen shall be unable to agree upon a third arbitrator within such ten (10) day period, the third arbitrator shall be chosen in accordance with the Arbitration Rules.

     15.3 Discovery.  The Parties shall, before the hearing, make discovery and
          ---------
disclosure of all materials relevant to the subject matter of the Dispute to the extent such materials would be subject to discovery in a proceeding before a federal court in Maryland as conclusively determined by the arbitrator(s), which discovery and disclosure shall be completed within a thirty (30) day period.
The hearing shall not be held any later than thirty (30) days after the discovery and disclosure addressed by this Section 15(3) have been completed.

     15.4 Final Decision.  The arbitrator(s) shall, with reasonable diligence,
          --------------
render a final decision with respect to the Dispute as disclosed in the Demand and the answering statement, if any, filed by the other Party. The arbitrator(s) shall give the Parties reasonable notice of the time and place (of which the arbitrator(s) shall be the judge) for hearing evidence and argument. At the hearing, each Party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other Party. Witnesses shall testify under oath. A written transcript of the hearing shall be made and furnished to the Parties and each Party may submit, within thirty (30) days after the close of the hearing, a written brief setting forth the Party's position. The decision shall be rendered within ninety (90) days after the commencement of the hearing, unless the arbitrator(s) find it necessary to extend this period to hear the dispute or reasonably render a decision.

                               PURCHASE AGREEMENT
                               ------------------

     15.5 Procedural Matters.  In reaching a decision, the arbitrator(s) shall
          ------------------
decide in accordance with the terms of this Agreement and, without limiting the foregoing, nothing herein contained shall be deemed to give the arbitrator(s) any authority, power or right to change, modify, add to or subtract from any of the provisions of this Agreement. If the answer to the Dispute is not found within the terms of this Agreement or involves an interpretation thereof, the arbitrator(s) shall determine the Dispute in accordance with the substantive laws of the State of Maryland. If the Dispute is heard by three arbitrators, the decision of a majority of the arbitrators shall govern. The award of the arbitrator(s), which shall be in writing and state the reasons upon which the award is based, shall be final and binding upon the Parties, who shall forthwith comply therewith after receipt. Judgment may be entered thereon in any court having jurisdiction. Until the award is issued, performance under this Agreement shall continue in the manner and form existing prior to the Dispute but subject to adjustment as a result of the award.

     15.6 Costs.  The compensation and all other costs and expenses ("Costs") of
          -----
a single arbitrator shall be paid in equal shares by the Parties. If the Dispute is heard by three arbitrators, each Party shall pay the Costs of the arbitrator appointed on its behalf and the Costs of the additional arbitrator shall be paid in equal shares by the Parties. Each Party shall bear the Costs of its own counsel, witnesses and exhibits. The administrative fee of the American Arbitration Association will be paid in equal shares by the Parties.

     15.7 Defense to Suit.  The provisions of this Section shall be a complete
          ---------------
defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any Dispute arising with regard to this Agreement.

                          ARTICLE XVI -- MISCELLANEOUS
                          ----------------------------

     16.1 Authority.  The parties hereby represent and warrant that they have
          ---------
full power and authority to enter into and perform this Agreement and the parties know of no agreements, contracts, promises or undertakings which would prevent the full execution and performance of this Agreement.

     16.2 Independent Contractor.  VENDOR's relationship to CORVIS shall be that
          ----------------------
of an independent contractor and nothing in this Agreement shall be construed to constitute VENDOR or any of its employees or officers as an employee, agent, joint venturer or partner of CORVIS.

     16.3 Reservation of Rights.  Either party's waiver of any of its remedies
          ---------------------
due to a breach by the other party shall be without prejudice and shall not operate to waive any other remedies which it shall have available to it, nor shall such waiver operate to waive its rights to any remedies due to a future breach, whether of a like or different character.

                               PURCHASE AGREEMENT
                               ------------------

     16.4 Headings and Construction.  The section headings contained in this
          -------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. To the extent the context requires, the singular shall include the plural and the plural shall include the singular. All dollar amounts listed herein shall be considered to be references to U.S. dollars.

     16.5 Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Maryland without giving effect to the choice of laws principles thereof.

     16.6 Severability.  In the event that any provision of this Agreement shall
          ------------
be found to be void or unenforceable, such finding shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall materially affect the rights or obligations granted to or undertaken by either party hereunder.

     16.7 Notices.  Any notices required or permitted to be given under the
          -------
terms of this Agreement shall be in writing and sent to the following address by
(a) certified or registered United States Mail, return receipt requested, postage prepaid (b) Federal Express or comparable overnight or next business day courier service, or facsimile. Notices shall be deemed given only upon receipt at the following addresses:

     If to VENDOR:                            If to CORVIS:
     -------------                            -------------
     CiDRA Corporation                        CORVIS Telecommunications, Inc.
     50 Barnes Park North                     7015 Albert Einstein Drive
     Wallingford, CT 06492                    PO Box 9400
     Attn:  Director, Sales and Market        Columbia, MD  21046-9400
                                              Attention: Director of Logistics

     With Copy to: Law Department             With a copy to:   General Counsel

     16.8  Waiver.  Any failure of either party to comply with any of its
           ------
obligations or agreements herein contained may be waived only in writing by the other party.

                               PURCHASE AGREEMENT
                               ------------------

     16.9  Binding Effect; Benefits.  This Agreement shall inure to the benefit
           ------------------------
of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     16.10  Counterparts.  This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     16.11  Full Agreement.  This Agreement represents the complete and
            --------------
exclusive statement of the parties with respect to its subject matter.   All
prior understandings, agreements and discussions with respect hereto are merged into and superseded by this Agreement. No amendment, modification or waiver of any provision of this Agreement and no understanding, course of dealing or usage of trade purporting to modify this Agreement shall be effective unless it is in writing signed by both parties and specifically states an intention to modify and amend this Agreement. No modification or amendment shall be effected by the acknowledgment or acceptance of purchase orders, shipping instructions, or other forms containing terms at variance with or in addition to those set forth herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                      CIDRA CORPORATION                        CORVIS CORPORATION
Signature:  /s/ F. Kevin Didden                      Signature: /s/ Terence Unter
            --------------------------------------              -----------------------------
By:         F. Kevin Didden                          By:        Terence Unter
            ---------------------------------------             -----------------------------
Title:      President and Chief Executive Officer    Title:     COO and VP of Manufacturing
            ---------------------------------------             -----------------------------
Date:                                                Date:
            ---------------------------------------             -----------------------------

                               PURCHASE AGREEMENT
                               ------------------

                                   APPENDIX 1
                                  DEFINITIONS
                                  -----------

     (a) "Claims" and "Losses" means any suits, claims, actions, damages, losses, liabilities, obligations, expenses, damages, fines, penalties, or costs and expenses, including costs of defense, settlement and reasonable attorney's fees (including those incurred in connection with the defense or prosecution of any indemnifiable claim or incurred in connection with the enforcement of an indemnification provision). Unless specifically stated in an indemnification provision, Claims and Losses does not include any consequential, indirect, incidental, or other similar damages (including without limitation lost profits) incurred by any indemnified party, under any form or theory of action whatsoever, whether in contract or otherwise).

     (b) "Confidential Information" means all business, personnel, and technical information, designs, specifications, techniques, data and related know-how, technical knowledge, trade secrets and experience, customer lists, sales and market information, now or hereafter in the possession of VENDOR related to the Products, and the products or business of CORVIS. Confidential Information includes any improvements to designs, specifications, techniques or processes related to the Products, whether such improvements are developed by CORVIS or the VENDOR.

     (c) "Controlling Interest" means owning twenty-five (25%) percent or more of the voting stock of VENDOR.

     (d) "CORVIS Competitor" means an entity engaged in the manufacturing or distribution of products that are of substantially similar nature or use to the products manufactured or sold by CORVIS.

     (e) "CORVIS Indemnified Parties" means CORVIS, its officers, directors, employees, agents, successors and permitted assigns.

     (f) "CORVIS Responsible Parties" means CORVIS, and CORVIS' agents, employees, successors and assigns, or others for whose actions CORVIS has legal responsibility.

     (g) Effective Date" is the date of this Agreement as listed in the opening paragraph of this Agreement.

     (h) "Environmental Condition" means the presence of a Regulated Substance (other than a naturally occurring substance) on or at a property (including, but not limited to, the presence in surface water, groundwater, soils or subsurface strata).

     (i) "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or policy having the force of law relating to protection of the environment or relating to the production, generation, use, storage, treatment,

                               PURCHASE AGREEMENT
                               ------------------

processing, transportation or disposal of Regulated Substances, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"); the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901, et seq.; the National Environmental Policy Act, 42 U.S.C. (S) 4321; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S) 2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
(S) 1801; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701, et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq., and counterpart state and foreign statutes, and regulations adopted thereunder. "Environmental Law" does not include or encompass the tort, contract, or any other law of any jurisdiction concerning or relating to Claims and Losses for product liability, breach of warranty, trespass, nuisance, personal injury or property damage.

     (j) "Governmental Approval" means any permit, license, authorization, consent, approval, waiver, exception, variance, order, or exemption issued by any federal, state or local governmental authority pursuant to an Environmental Law.

     (k) "Indemnified Party" means a VENDOR Indemnified Party or a CORVIS Indemnified Party who is owed an obligation to indemnify and defend against a Claim or Loss pursuant to Section 14.

     (l) "Indemnifying Party" means the VENDOR or CORVIS, as the case may be, who owes an obligation to indemnify and defend against a Claim or Loss pursuant to Section 14.

     (m) "Manufacturing Standards" means the specifications for manufacturing process steps and manufacturing conditions set forth in Attachment 2.

     (n)"Products" shall mean the products described in Attachment 1.

     (o) "Product Quality Specifications" means those specifications for a Product established pursuant to Attachment 2 and shall include performance and other specifications.

     (p) "Purchase Order" shall mean a purchase order delivered by CORVIS and may include data in an equivalent form exchanged by Electronic Data Interchange.

     (q) "Regulated Substance" means any pollutant, contaminant, hazardous substance, hazardous material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste, or hazardous waste, that is defined as such and is subject to regulation under any applicable Environmental Law.

                               PURCHASE AGREEMENT
                               ------------------

     (r) "VENDOR Indemnified Parties" means VENDOR, its officers, directors, employees, agents, successors and permitted assigns.

     (s) "VENDOR Responsible Parties" means the VENDOR, and VENDOR's agents, employees, successors and assigns, or others for whose actions VENDOR has legal responsibility.

                               PURCHASE AGREEMENT
                               ------------------

                         ATTACHMENT 1 - PRODUCT SUMMARY

===============================================================================================================
        PRODUCT NAME AND DESCRIPTION               REQUIRED      UNIT PRICE  TOTAL COST  [RESERVED]  [RESERVED]
                                                   QUANTITY
===============================================================================================================
[*] FBG [*]                                    [*]               [*]         [*]
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
VENDOR Signature:____________________Date:________    CORVIS Signature:________________________Date:__________

                              PURCHASE AGREEMENT
                              ------------------
                                 ATTACHMENT 2
                                 ------------

              MATERIAL, MANUFACTURING, AND PRODUCT SPECIFICATIONS
              ---------------------------------------------------

PRODUCT NAME
------------

[*] FBG [*] per Corvis Document Number:

RAW MATERIAL SPECIFICATIONS
---------------------------

SEE: Corvis Document Number: [*]

MANUFACTURING STANDARD
----------------------

SEE: Corvis Document Number: [*]

PRODUCT QUALITY SPECIFICATION
-----------------------------

SEE: Corvis Document Number: [*]